UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report

Commission File Number 1-5109

TODD SHIPYARDS CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE                       91-1506719
(State or other jurisdiction of    (IRS Employer I.D. No.)
  incorporation or  organization)


1801- 16th AVENUE SW, SEATTLE, WASHINGTON   98134-1089
(Street address of principal executive offices - Zip Code)

Registrant's telephone number: (206) 623-1635

Item 5.  Other Events

A new contract for Puget Sound work on U.S. Navy vessels will be worth up to $75 million over five years for Todd Pacific Shipyards. Todd Shipyards Corporation announced the award by the U. S. Navy of a third continuous ship repair contract to its wholly owned subsidiary, Todd Pacific Shipyards Corporation ("Todd Pacific"). The new contract, known as "CMT" (Combatant Maintenance Team), is a five year, cost reimbursable contract to perform ship repair work on the six surface combatants (frigates and destroyers) stationed at Naval Station Everett.

Item 7.  Financial Statements and Exhibits

(c) Exhibits

  28-1 Press Release dated July 31, 2000.



SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  July 31, 2000.


______________________________
By:  Michael G. Marsh
On Behalf of the Registrant as
Secretary and General Counsel